EXHIBIT 10.2

Amendment No. 3 to the
Weingarten Realty Investors
Deferred Compensation Plan

WHEREAS, Weingarten Realty Investors (the “Employer”) sponsors the Weingarten Realty Investors Deferred Compensation Plan (the “Plan”) under the terms of which eligible participants are entitled to defer a portion of their compensation; and

WHEREAS, the Employer desires to amend the Plan to further reflect the Plan’s compliance with Internal Revenue Code Section 409A and guidance issued thereunder;

NOW THEREFORE, the Employer amends the Plan as follows, effective as of January 1, 2008 or as otherwise stated herein.

1.           Section 7.1(a) of the Plan is hereby amended, as underlined, to be and read as follows:

(a)
General Rule. Distribution of the Participant’s Accounts shall be made in accordance with the Participant’s election with respect to the form of payment.  The Participant may make a separate election as to the form of distribution in the event of death and the time at which distribution is to commence following death. Such elections shall be made by the Participant at the time the Participant makes his or her initial Deferral Election. A Participant may modify his or her previously-made elections relating to the form of distribution and may modify the time at which distribution would otherwise commence under Sections 7.2 or 7.3 hereof in accordance with Section 7.1(b). Notwithstanding the preceding, if an Eligible Employee is participating in the Plan in 2005, 2006, 2007 or 2008 and has not previously designated the form of distribution of his or her Accounts or desires to modify a previously-filed distribution election, he or she must make or modify such an election, as the case may be, and file it with the Administrator on or before December 31, 2008; provided, however, that a Participant may not file a modified distribution election in 2006 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2006 or cause payments to be made in 2006 that would otherwise be made subsequent to 2006; likewise, the Participant may not file a modified distribution election in 2007 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2007 or cause payments to be made in 2007 that would otherwise be made subsequent to 2007; and likewise, the Participant may not file a modified distribution election in 2008 that has the effect of deferring payment of amounts the Participant would otherwise receive in 2008 or cause payments to be made in 2008 that would otherwise be made subsequent to 2008. The elections referred to in the immediately preceding sentence shall not be required to meet the requirements of Section 7.1(b). If the Administrator separately accounts for Deferrals in each Plan Year, the Participant may make separate distribution elections with respect to each

Plan Year’s Deferral Election, in which case each separate distribution election shall be effective with respect to the Deferrals to which the election relates.

2.           Section 7.1(c) of the Plan is hereby amended to be and read as follows:

(c)
Distribution to Specified Employees. Notwithstanding anything contained herein to the contrary, if a Participant is a Specified Employee and separates from service for a reason other than death, distribution of such Participant’s Accounts may not commence earlier than six (6) months from the date of his or her separation from service. Any payment that would have been made within the first six months following the date on which the Participant separated from service without regard to this subsection (c) shall be made on the first day of the month following the date that is six months following the date on which the Participant separated from service.

3.           7.2(a)(ii) of the Plan is hereby amended to be and read as follows:

(ii)
Commencement of Payment. Retirement Account payments shall be made or commence as of the first day of the month immediately following the month in which the Participant Retires, unless Section 7.1(c) hereof requires a later payment date, as described therein; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date.  If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

4.           Section 7.3(c) of the Plan is hereby amended to be and read as follows:

(c)
Commencement of Distribution. Payment under this Section 7.3 shall commence as of the first day of the month following the month in which the Participant dies, separates from service due to Disability, or separates from service for any other reason other than Retirement, unless Section 7.1(c) hereof requires a later payment date, as described therein; provided, however, that the Participant may elect, in accordance with Section 7.1(b), to defer payment to a later date. If an installment form of distribution is elected, annual installment payments subsequent to the first payment shall be made on each succeeding anniversary of the date the first payment was made.

5.           Section 7.4(a) is hereby deleted from the Plan.

IN WITNESS WHEREOF, WEINGARTEN REALTY INVESTORS has caused this instrument to be executed by its duly authorized officer this 17 day of November, 2008, effective as of January 1, 2008, or as otherwise stated herein.

WEINGARTEN REALTY INVESTORS
By:	/s/ Stephen C. Richter
Its (Title):	Executive Vice President/CFO